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                                                                 Exhibit 99.23.j

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report dated January 13, 2004 for Johnson Mutual Funds Trust (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 18 to Johnson Mutual Funds Trust's Registration Statement on Form N-1A (file No. 33-52970), including the references to our firm under the heading "Financial Highlights" in the Prospectus.


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McCurdy & Associates CPA's, Inc.
Westlake, Ohio

April 28, 2004

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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of all references to our firm included in or made a part of this Post-Effective Amendment No. 18 to Johnson Mutual Funds Trust's Registration Statement on Form N-1A (file No. 33-52970), including the references to our firm under the heading "Accountants" in the Fund's Statement of Additional Information.


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Cohen McCurdy, Ltd.
Westlake, Ohio

April 28, 2004